Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther 203-578-2391	Terry Mangan 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS 2011 FOURTH QUARTER RESULTS

Net Income Grows by 63 Percent over Prior Year

WATERBURY, Conn., January 19, 2012 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $39.6 million, or $.43 per diluted share, for the quarter ended December 31, 2011 compared to $41.4 million, or $.45 per diluted share, for the quarter ended September 30, 2011 and $24.3 million, or $.29 per diluted share, for the quarter ended December 31, 2010.

Highlights for the quarter or at December 31 include:

Significant improvement in asset quality as evidenced by a 19.5 percent reduction in nonperforming assets and a 12.2 percent decline in commercial classified loans, both from September 30, and reductions of 36.0 percent and 34.0 percent from a year ago.

Combined growth in commercial non-mortgage and commercial real estate loans of $239.8 million or 5.9 percent from September 30, and $491.3 million or 13.0 percent from a year ago.

Growth of $319.1 million or 6.7 percent in transaction account deposits from September 30 and $641.0 million or 14.5 percent from a year ago, which represent 37.0 percent of total deposits compared to 34.8 percent in the third quarter and 32.4 percent a year ago.

Net interest income was down $0.7 million in the quarter, and net interest margin was 3.39 percent compared to 3.49 percent in the third quarter and 3.42 percent a year ago.

Noninterest expense before one time costs of $125.3 million compared to $119.7 million in the third quarter and $128.2 million a year ago. The 2011 fourth quarter included $5.6 million in higher compensation expense tied to stock valuation, a significant portion of which was driven by Webster’s rising stock price in the quarter.

Provision for loan losses of $2.5 million compared to $5.0 million in the third quarter and $15.0 million a year ago, reflective of continued improvement in asset quality.

Webster Chairman and Chief Executive Officer James C. Smith said, “Fourth quarter results cap a year of meaningful, across-the-board progress for Webster, with particularly strong improvement in credit metrics. Among our strategic priorities, higher transaction balances are funding business loan growth, and our emphasis on relationship banking over account acquisition is producing more value for our clients. We are winning business banking customers across our footprint. Still, we have much to do to sustain our progress and improve financial performance in 2012, with special emphasis on improving the ratio of expenses to revenue.”

Prior period information

•	Certain previously reported information has been corrected to reflect the deferral of certain commercial loan fees. Comparisons to prior periods in this press release reflect this correction.

Net interest income

•	Net interest income was $141.0 million for the quarter compared to $141.7 million in the third quarter.

•

Net interest margin was 3.39 percent compared to 3.49 percent in the third quarter; the yield on interest-earning assets declined 14 basis points, primarily on securities, and the cost of funds declined 5 basis points, each as compared to the third quarter.

•	Average interest-earning assets grew by 2.4 percent from September 30, 2011 and totaled $17.0 billion compared to $16.6 billion in the third quarter.

Provision for loan losses

•	The Company recorded a provision of $2.5 million in the quarter compared to $5.0 million in the third quarter and $15.0 million a year ago, reflective of continued improvement in asset quality trends.

•	Net charge-offs were $26.4 million in the quarter compared to $28.9 million for the third quarter and $33.7 million a year ago.

•	The allowance for loan losses represented 124 percent of nonperforming loans compared to 116 percent in the prior quarter.

Webster President and Chief Operating Officer Jerry Plush noted, “The continued favorable trend in all asset quality measures enabled us to record provision expense well below net charge-offs this quarter while maintaining even stronger coverage ratios. The emphasis we have placed in reducing nonperforming loan, OREO and classified asset levels has resulted in reduced provision and other workout related expenses compared to prior quarters. While we believe that further improvement in classified asset levels is likely in future periods and may favorably influence provision expense, the provision necessary each quarter will be dependent on economic outcomes and the level of risk inherent in continued loan growth.”

Noninterest income

•

Total noninterest income decreased $2.4 million compared to the third quarter, of which $2.8 million occurred in deposit service fees. This decline in deposit services fees reflects Federal Reserve Board rules implementing the Durbin Amendment in the Dodd-Frank Act that took effect on October 1, 2011.

Noninterest expense

•

Total noninterest expense increased $3.4 million compared to the third quarter. Included in noninterest expense is $1.2 million of net one time costs in the fourth quarter and $3.5 million of such costs in the third quarter.

•

The $5.6 million increase in noninterest expense apart from one time costs compared to the third quarter is primarily the result of a $6.2 million increase in compensation and benefits. This increase in compensation and benefits is primarily the result of compensation tied to stock valuation, including increases of $3.4 million in cash award plan expense and $2.2 million in deferred compensation. Volatility around cash award plan expense should be less in future quarters given the maturity of a portion of the plan during the fourth quarter. In addition, included in noninterest expense was $0.1 million in gains on foreclosed and repossessed assets compared to $0.7 million of such gains in the third quarter.

Income taxes

•

The Company recorded $13.8 million of income tax expense in the quarter on the $54.2 million of pre-tax income applicable to continuing operations in the period. The effective tax rate for the quarter was 25.5 percent compared to 27.4 percent for the third quarter, while the effective rate for all of 2011 was 28.0 percent. The lower rates in the fourth and third quarters reflect tax benefits specific to each of $1.9 million and $1.6 million, respectively.

Investment securities

•

Total investment securities were $5.8 billion at December 31, 2011 compared to $5.6 billion at September 30, 2011. The carrying value of the available for sale portfolio included $25.3 million in net unrealized gains compared to net unrealized gains of $30.0 million at September 30, while the carrying value of the held to maturity portfolio does not reflect $156.8 million in net unrealized gains compared to net unrealized gains of $155.7 million at September 30.

Loans

•

Total loans were $11.2 billion at December 31, 2011 compared to $11.1 billion at September 30, 2011 and are reflective of strong growth in commercial, commercial real estate and residential mortgages. In the quarter, commercial non-mortgage and commercial real estate loans increased by $119.9 million and $120.0 million, respectively, while equipment finance, asset based lending and residential development loans declined by $43.6 million, $56.9 million and $11.4 million, respectively. Residential mortgage loans increased by $69.6 million, while consumer loans in the continuing portfolio declined by $14.9 million and consumer loans in the liquidating portfolio declined by $7.3 million.

•

Originations for the fourth quarter were $971.7 million compared to $716.2 million in the third quarter, an increase of 35.7 percent. Originations for the fourth quarter consisted of $275.2 million in commercial non-mortgage, $23.9 million in equipment finance, $39.5 million in asset based lending, $294.3 million in commercial real estate, $1.7 million in residential development, $205.2 million in residential and $131.9 million in consumer. Total originations for the year were $2.9 billion compared to $2.5 billion in 2010.

Asset quality

•

Total nonperforming loans declined to $188.1 million, or 1.68 percent of total loans, at December 31, 2011 compared to $221.0 million, or 2.00 percent, at September 30, 2011. Included in nonperforming loans were paying loans totaling $32.4 million at December 31 compared to $55.8 million at September 30. Also included in nonperforming loans are $5.1 million in consumer liquidating loans compared to $5.5 million at September 30.

•

Past due loans declined to $61.7 million at December 31 compared to $64.1 million at September 30. Past due loans for the continuing portfolios were $57.1 million at December 31 compared to $59.5 million at September 30. Past due loans for the liquidating portfolio were $4.5 million at December 31 compared to $4.7 million at September 30.

•	Other real estate owned (OREO) declined to $5.0 million compared to $18.9 million at September 30.

Deposits and borrowings

•

Total deposits were $13.7 billion at December 31, 2011 compared to $13.6 billion at September 30, 2011. Increases of $181.0 million in demand, $138.1 million in interest-bearing checking and $58.7 million in savings deposits were offset by declines of $204.8 million in money market deposits and $102.9 million in certificates of deposit. Core to total deposits and loans to deposits were 79 percent and 82 percent, respectively, compared to 78 percent and 81 percent at September 30.

•

Total borrowings were $3.0 billion at December 31 compared to $2.5 billion at September 30. The increase in borrowings funded growth in loans and investment securities in the quarter. Borrowings represented 16 percent of total assets at December 31 compared to 14 percent at September 30.

Capital

•	The tangible common equity and Tier 1 common equity to risk-weighted assets ratios were 7.00 percent and 11.00 percent, respectively, as of December 31.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $19 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 168 banking offices, 473 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s fourth quarter earnings announcement will be held today, Thursday, January 19, at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended
(In thousands, except per share data)	Dec. 31, 2011	Sept. 30, 2011 (d)	June 30, 2011 (d)	March 31, 2011 (d)	Dec. 31, 2010 (d)

Net income and performance ratios (annualized):

Net income attributable to Webster Financial Corp.	$40,384	$42,231	$34,184	$34,580	$31,957
Net income available to common shareholders	39,591	41,400	33,353	33,749	24,347
Net income per diluted common share	0.43	0.45	0.36	0.36	0.29
Return on average shareholders’ equity	8.67%	9.12%	7.43%	7.72%	6.97%
Return on average tangible equity	12.21	12.88	10.54	11.09	9.92
Return on average assets	0.88	0.94	0.76	0.77	0.72

Income and performance ratios, (annualized), from continuing operations:

Income from continuing operations attributable to Webster Financial Corp.	$40,384	$42,231	$34,184	$32,585	$31,863
Net income available to common shareholders	39,591	41,400	33,353	31,754	24,253
Net income from continuing operations per diluted common share	0.43	0.45	0.36	0.34	0.30
Return on average shareholders’ equity	8.67%	9.12%	7.43%	7.28%	6.95%
Return on average tangible equity	12.21	12.88	10.54	10.45	9.89
Return on average assets	0.88	0.94	0.76	0.72	0.72
Noninterest income as a percentage of total revenue	23.05	23.98	24.69	23.86	24.73
Efficiency ratio (a)	65.83	62.22	65.02	67.49	68.32

Asset quality:

Allowance for loan losses	$233,487	$257,352	$281,243	$297,948	$321,665
Nonperforming assets	193,047	239,945	250,084	290,349	301,804
Allowance for loan losses / total loans	2.08%	2.33%	2.55%	2.71%	2.92%
Net charge-offs / average loans (annualized)	0.95	1.05	0.79	1.22	1.24
Nonperforming loans / total loans	1.68	2.00	2.07	2.38	2.48
Nonperforming assets / total loans plus OREO	1.72	2.17	2.27	2.63	2.73
Allowance for loan losses / nonperforming loans	124.14	116.43	123.22	113.78	117.58

Other ratios (annualized):

Tangible capital ratio	7.16%	7.29%	7.42%	7.24%	6.97%
Tangible common equity ratio	7.00	7.13	7.26	7.08	6.80
Tier 1 risk-based capital ratio (c)	12.96	13.09	12.94	12.69	12.12
Total risk-based capital (c)	14.52	14.65	14.51	14.27	13.99
Tier 1 common equity / risk-weighted assets (c)	11.00	11.06	10.79	10.53	9.92
Shareholders’ equity / total assets	9.86	10.08	10.27	10.08	9.81
Interest rate spread	3.36	3.45	3.44	3.42	3.38
Net interest margin	3.39	3.49	3.48	3.46	3.42

Share and equity related:

Common equity	$1,816,835	$1,807,309	$1,800,192	$1,782,211	$1,740,296
Book value per common share	20.74	20.65	20.57	20.37	19.97
Tangible book value per common share	14.57	14.47	14.38	14.17	13.73
Common stock closing price	20.39	15.30	21.02	21.43	19.70
Dividends declared per common share	0.05	0.05	0.05	0.01	0.01

Common shares issued and outstanding	87,600	87,507	87,532	87,474	87,160
Basic shares (average)	87,097	87,046	86,986	86,896	78,663
Diluted shares (average)	90,929	91,205	92,184	92,554	82,766

Footnotes:

(a)	Calculated using SNL’s methodology - noninterest expense (excluding foreclosed property expenses, intangible amortization, goodwill impairments, and other charges) as a percentage of net interest income (FTE basis) plus noninterest income (excluding gain/loss on securities and other charges).
(b)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.
(c)	The ratios presented are projected for the three month reporting period ending December 31, 2011 and actual, subject to the correction noted in footnote (d), for the remaining reporting periods presented.
(d)	Certain previously reported information has been corrected to reflect the deferment of certain commercial loan fees.

WEBSTER FINANCIAL CORPORATION

Consolidated Balance Sheets (unaudited)

(In thousands)	December 31, 2011	September 30, 2011 (d)	December 31, 2010 (d)

Assets:

Cash and due from banks	$195,957	$168,776	$159,849
Interest-bearing deposits	96,062	87,240	52,811

Investment securities:
Trading, at fair value	—	—	11,554
Available for sale, at fair value	2,874,764	2,500,151	2,413,776
Held to maturity	2,973,727	3,106,013	3,072,453

Total securities	5,848,491	5,606,164	5,497,783

Loans held for sale	57,391	28,266	52,224

Loans:
Commercial	2,860,597	2,841,242	2,814,495
Commercial real estate	2,384,889	2,276,295	2,196,989
Residential mortgages	3,219,889	3,150,286	3,147,492
Consumer	2,760,029	2,782,263	2,859,221

Total loans	11,225,404	11,050,086	11,018,197
Allowance for loan losses	(233,487)	(257,352)	(321,665)

Loans, net	10,991,917	10,792,734	10,696,532

Prepaid FDIC premiums	37,946	42,424	57,548
Federal Home Loan Bank and Federal Reserve Bank stock	143,874	143,874	143,874
Premises and equipment, net	147,379	148,274	157,724
Goodwill and other intangible assets, net	545,577	546,974	551,164
Cash surrender value of life insurance policies	307,039	305,901	298,149
Deferred tax asset, net	105,665	98,588	107,029
Accrued interest receivable and other assets	237,042	254,796	259,194

Total Assets	$18,714,340	$18,224,011	$18,033,881

Liabilities and Equity:

Deposits:
Demand	$2,473,693	$2,292,673	$2,216,987
Interest-bearing checking	2,578,520	2,440,464	2,194,239
Money market	2,021,056	2,225,841	2,460,918
Savings	3,748,121	3,689,377	3,586,732
Certificates of deposit	2,715,583	2,818,527	3,071,030
Brokered certificates of deposit	119,052	119,052	78,879

Total deposits	13,656,025	13,585,934	13,608,785

Securities sold under agreements to repurchase and other short-term borrowings	1,164,706	1,220,905	1,091,477
Federal Home Loan Bank advances	1,252,609	760,964	768,005
Long-term debt	552,589	554,478	582,837
Accrued expenses and other liabilities	242,637	255,905	203,898

Total liabilities	16,868,566	16,378,186	16,255,002

Webster Financial Corporation shareholders’ equity	1,845,774	1,836,248	1,769,235
Noncontrolling interests	—	9,577	9,644

Total equity	1,845,774	1,845,825	1,778,879

Total Liabilities and Equity	$18,714,340	$18,224,011	$18,033,881

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Operations (unaudited)

	Three Months Ended December		Twelve Months Ended December
(In thousands, except per share data)	2011	2010 (d)	2011	2010 (d)

Interest income:
Interest and fees on loans and leases	$121,223	$122,621	$486,883	$493,244
Interest and dividends on securities	51,260	51,652	211,605	214,433
Loans held for sale	370	433	1,235	970

Total interest income	172,853	174,706	699,723	708,647

Interest expense:
Deposits	17,268	23,787	80,808	112,629
Borrowings	14,576	13,892	55,147	58,747

Total interest expense	31,844	37,679	135,955	171,376

Net interest income	141,009	137,027	563,768	537,271
Provision for loan losses	2,500	15,000	22,500	115,000

Net interest income after provision for loan losses	138,509	122,027	541,268	422,271

Noninterest income:
Deposit service fees	24,286	25,026	102,795	108,977
Loan related fees	4,896	4,532	20,237	20,286
Wealth and investment services	5,759	6,652	26,421	24,925
Mortgage banking activities	1,094	2,222	4,905	4,169
Increase in cash surrender value of life insurance policies	2,609	2,650	10,360	10,517
Net gain on investment securities	—	2,295	2,024	22,387
Other income	3,602	1,639	10,300	9,964

Total noninterest income	42,246	45,016	177,042	201,225

Noninterest expense:
Compensation and benefits	68,146	63,941	262,647	245,343
Occupancy	13,125	13,871	53,866	55,634
Technology and equipment expense	15,054	16,044	60,721	62,855
Marketing	4,540	4,317	18,456	18,968
Professional and outside services	2,835	4,515	11,203	14,721
Intangible assets amortization	1,397	1,397	5,588	5,588
Foreclosed and repossessed asset expenses	730	1,319	3,050	5,616
Foreclosed and repossessed asset (gains) write-downs	(63)	48	(306)	5,157
Loan workout expenses	1,956	2,228	7,547	9,830
Deposit insurance	4,756	5,407	20,927	24,535
Other expenses	12,864	15,117	55,896	56,251

	125,340	128,204	499,595	504,498
Debt prepayment penalties	5,203	—	5,203	—
Write-down for expedited asset disposition	1,187	—	6,260	—
Contract termination and severance	2,485	646	5,100	1,832
Branch and facility optimization	1,689	4,307	5,004	4,307
Preferred stock redemption costs	423	—	423	—
Costs for warrant registration	—	—	350	—
Provision (benefit) for litigation and settlements	(9,755)	—	(9,523)	22,476
Loan repurchase and unfunded commitment reserve benefit, net	—	—	(1,436)	—
Fraud (recovery) loss	—	(5,195)	—	5,861

Total noninterest expense	126,572	127,962	510,976	538,974

Income from continuing operations before income taxes	54,183	39,081	207,334	84,522
Income tax expense	13,799	7,219	57,951	12,358

Income from continuing operations	40,384	31,862	149,383	72,164
Income from discontinued operations, net of tax	—	94	1,995	94

Consolidated net income	40,384	31,956	151,378	72,258
Less: Net (loss) income attributable to noncontrolling interests	—	(1)	(1)	3

Net income attributable to Webster Financial Corp.	40,384	31,957	151,379	72,255
Preferred stock dividends	(793)	(3,469)	(3,286)	(18,086)
Preferred stock accretion and accounting adjustments	—	(4,141)	—	(6,830)

Net income available to common shareholders	$39,591	$24,347	$148,093	$47,339

Diluted shares (average)	90,929	82,766	91,688	82,172

Net income per common share available to common shareholders:
Basic
Income from continuing operations	$0.45	$0.31	$1.67	$0.60
Net income	0.45	0.31	1.69	0.60
Diluted
Income from continuing operations	0.43	0.29	1.59	0.57
Net income	0.43	0.29	1.61	0.57

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Consolidated Statements of Operations (unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands, except per share data)	2011	2011 (d)	2011 (d)	2011 (d)	2010 (d)

Interest income:
Interest and fees on loans and leases	$121,223	$121,322	$122,395	$121,943	$122,621
Interest and dividends on securities	51,260	52,974	53,527	53,844	51,652
Loans held for sale	370	266	177	422	433

Total interest income	172,853	174,562	176,099	176,209	174,706

Interest expense:
Deposits	17,268	18,930	21,841	22,769	23,787
Borrowings	14,576	13,947	13,345	13,279	13,892

Total interest expense	31,844	32,877	35,186	36,048	37,679

Net interest income	141,009	141,685	140,913	140,161	137,027
Provision for loan losses	2,500	5,000	5,000	10,000	15,000

Net interest income after provision for loan losses	138,509	136,685	135,913	130,161	122,027

Noninterest income:
Deposit service fees	24,286	27,074	26,095	25,340	25,026
Loan related fees	4,896	5,308	5,590	4,443	4,532
Wealth and investment services	5,759	6,486	7,454	6,722	6,652
Mortgage banking activities	1,094	1,324	1,234	1,253	2,222
Increase in cash surrender value of life insurance policies	2,609	2,642	2,576	2,533	2,650
Net gain on investment securities	—	—	1,647	377	2,295
Other income	3,602	1,857	1,593	3,248	1,639

Total noninterest income	42,246	44,691	46,189	43,916	45,016

Noninterest expense:
Compensation and benefits	68,146	61,897	65,592	67,012	63,941
Occupancy	13,125	13,150	12,856	14,735	13,871
Technology and equipment expense	15,054	15,141	15,134	15,392	16,044
Marketing	4,540	4,144	4,252	5,520	4,317
Professional and outside services	2,835	3,125	2,813	2,430	4,515
Intangible assets amortization	1,397	1,397	1,397	1,397	1,397
Foreclosed and repossessed asset expenses	730	726	710	884	1,319
Foreclosed and repossessed asset (gains) write-downs	(63)	(722)	794	(315)	48
Loan workout expenses	1,956	2,012	1,779	1,800	2,228
Deposit insurance	4,756	4,472	5,918	5,781	5,407
Other expenses	12,864	14,392	14,716	13,924	15,117

	125,340	119,734	125,961	128,560	128,204

Debt prepayment penalties	5,203	—	—	—	—
Write-down for expedited asset disposition	1,187	—	5,073	—	—
Contract termination and severance	2,485	1,555	1,060	—	646
Branch and facility optimization	1,689	2,183	859	273	4,307
Preferred stock redemption costs	423	—	—	—	—
Costs for warrant registration	—	—	350	—	—
Provision (benefit) for litigation and settlements	(9,755)	(254)	194	292	—
Loan repurchase and unfunded commitment reserve benefit, net	—	—	(1,436)	—	—
Fraud recovery	—	—	—	—	(5,195)

Total noninterest expense	126,572	123,218	132,061	129,125	127,962

Income from continuing operations before income taxes	54,183	58,158	50,041	44,952	39,081
Income tax expense	13,799	15,927	15,857	12,368	7,219

Income from continuing operations	40,384	42,231	34,184	32,584	31,862
Income from discontinued operations, net of tax	—	—	—	1,995	94

Consolidated net income	40,384	42,231	34,184	34,579	31,956
Less: Net (loss) income attributable to noncontrolling interests	—	—	—	(1)	(1)

Net income attributable to Webster Financial Corp.	40,384	42,231	34,184	34,580	31,957
Preferred stock dividends	(793)	(831)	(831)	(831)	(3,469)
Preferred stock accretion and accounting adjustments	—	—	—	—	(4,141)

Net income available to common shareholders	$39,591	$41,400	$33,353	$33,749	$24,347

Diluted shares (average)	90,929	91,205	92,184	92,554	82,766

Net income per common share available to common shareholders:
Basic
Income from continuing operations	$0.45	$0.47	$0.38	$0.37	$0.31
Net income	0.45	0.47	0.38	0.39	0.31
Diluted
Income from continuing operations	0.43	0.45	0.36	0.34	0.29
Net income	0.43	0.45	0.36	0.36	0.29

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Interest Rate Spreads and Margin (unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011 (d)	2011 (d)	2011 (d)	2010 (d)

Interest rate spread
Yield on interest-earning assets	4.13%	4.27%	4.33%	4.33%	4.33%
Cost of interest-bearing liabilities	0.77	0.82	0.89	0.91	0.95

Interest rate spread	3.36%	3.45%	3.44%	3.42%	3.38%

Net interest margin	3.39%	3.49%	3.48%	3.46%	3.42%

Consolidated Average Balances, Yields, and Rates Paid (unaudited)

Three Months Ended December 31,	2011			2010 (d)
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$11,122,372	$121,223	4.31%	$10,898,554	$122,621	4.46%
Investment securities (b)	5,638,172	54,414	3.88	5,267,983	54,716	4.19
Loans held for sale	35,321	370	4.18	39,913	433	4.34
Federal Home Loan and Federal Reserve Bank stock	143,874	831	2.29	143,874	761	2.10
Interest-bearing deposits	86,156	26	0.12	59,880	36	0.24

Total interest-earning assets	17,025,895	176,864	4.13	16,410,204	178,567	4.33

Noninterest-earning assets	1,371,923			1,367,699

Total assets	$18,397,818			$17,777,903

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Demand	2,364,594	$—	—%	$1,985,664	$—	—%
Savings, interest checking, and money market	8,420,850	6,302	0.30	8,368,949	10,769	0.51
Certificates of deposit	2,899,642	10,966	1.50	3,181,917	13,018	1.62

Total deposits	13,685,086	17,268	0.50	13,536,530	23,787	0.70

Securities sold under agreements to repurchase and other short-term borrowings	1,212,019	4,450	1.44	1,086,312	3,728	1.34
Federal Home Loan Bank advances	854,539	4,151	1.90	513,943	3,782	2.88
Long-term debt	553,684	5,975	4.32	583,920	6,382	4.37

Total borrowings	2,620,242	14,576	2.20	2,184,175	13,892	2.51

Total interest-bearing liabilities	16,305,328	31,844	0.77	15,720,705	37,679	0.95

Noninterest-bearing liabilities	221,096			214,492

Total liabilities	16,526,424			15,935,197

Noncontrolling interests	7,703			9,649

Webster Financial Corp. shareholders’ equity	1,863,691			1,833,058

Total liabilities and equity	$18,397,818			$17,777,904

Tax-equivalent net interest income		145,020			140,888
Less: tax-equivalent adjustment		(4,011)			(3,861)

Net interest income		$141,009			$137,027

Interest rate spread			3.36%			3.38%

Net interest margin			3.39%			3.42%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Average Balances, Yields, and Rates Paid (unaudited)

Twelve Months Ended December 31,	2011			2010 (d)
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$11,054,100	$486,883	4.40%	$10,904,698	$493,244	4.52%
Investment securities (b)	5,407,867	223,568	4.16	5,254,314	225,918	4.32
Loans held for sale	28,144	1,235	4.39	21,758	970	4.46
Federal Home Loan and Federal Reserve Bank stock	143,874	3,318	2.31	142,896	2,983	2.09
Interest-bearing deposits	112,232	216	0.19	151,756	389	0.26

Total interest-earning assets	16,746,217	715,220	4.28	16,475,422	723,504	4.40

Noninterest-earning assets	1,335,374			1,382,429

Total assets	$18,081,591			$17,857,851

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,278,419	$—	—%	$1,789,161	$—	—%
Savings, interest checking, and money market	8,534,333	33,747	0.40	8,458,169	49,251	0.58
Certificates of deposit	3,031,835	47,061	1.55	3,490,017	63,378	1.82

Total deposits	13,844,587	80,808	0.58	13,737,347	112,629	0.82

Securities sold under agreements to repurchase and other short-term borrowings	1,053,323	16,173	1.54	899,203	15,900	1.77
Federal Home Loan Bank advances	569,987	14,352	2.52	567,711	17,628	3.11
Long-term debt	565,331	24,622	4.36	586,546	25,219	4.30

Total borrowings	2,188,641	55,147	2.52	2,053,460	58,747	2.86

Total interest-bearing liabilities	16,033,228	135,955	0.85	15,790,807	171,376	1.09

Noninterest-bearing liabilities	202,205			184,264

Total liabilities	16,235,433			15,975,071

Noncontrolling interests	9,119			9,643

Webster Financial Corporation shareholders’ equity	1,837,039			1,873,137

Total liabilities and equity	$18,081,591			$17,857,851

Tax-equivalent net interest income		579,265			552,128
Less: tax-equivalent adjustment		(15,497)			(14,857)

Net interest income		$563,768			$537,271

Interest rate spread			3.43%			3.31%

Net interest margin			3.47%			3.36%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Loan Balances (unaudited)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(Dollars in thousands)	2011	2011 (d)	2011 (d)	2011 (d)	2010 (d)

Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$1,932,542	$1,812,685	$1,787,920	$1,704,362	$1,649,172
Equipment financing	474,804	518,369	578,117	643,388	710,925
Asset based lending	453,251	510,188	480,662	483,027	454,398
Commercial real estate	2,345,241	2,225,250	2,170,279	2,159,211	2,137,315
Residential development	39,648	51,045	53,198	56,109	59,674
Residential mortgages	3,219,888	3,150,285	3,139,407	3,150,268	3,147,491
Consumer	2,612,476	2,627,385	2,641,102	2,642,533	2,682,645

Total continuing	11,077,850	10,895,207	10,850,685	10,838,898	10,841,620
Allowance for loan losses	(203,612)	(227,477)	(243,543)	(258,140)	(278,665)

Total continuing, net	10,874,238	10,667,730	10,607,142	10,580,758	10,562,955

Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	147,553	154,878	161,805	169,035	176,576

Total liquidating portfolio	147,554	154,879	161,806	169,036	176,577
Allowance for loan losses	(29,875)	(29,875)	(37,700)	(39,808)	(43,000)

Total liquidating, net	117,679	125,004	124,106	129,228	133,577

Total Loan Balances (actuals)	11,225,404	11,050,086	11,012,491	11,007,934	11,018,197
Allowance for loan losses	(233,487)	(257,352)	(281,243)	(297,948)	(321,665)

Loans, net	$10,991,917	$10,792,734	$10,731,248	$10,709,986	$10,696,532

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$1,868,885	$1,798,644	$1,747,658	$1,686,222	$1,565,198
Equipment finance	495,667	551,732	621,447	688,767	733,611
Asset based lending	492,982	497,426	472,837	488,181	488,639
Commercial real estate	2,254,970	2,185,662	2,154,215	2,144,018	2,048,659
Residential development	49,182	51,051	54,757	58,152	62,223
Residential mortgages	3,186,885	3,145,086	3,133,742	3,158,754	3,124,899
Consumer	2,622,378	2,635,911	2,641,621	2,662,454	2,693,191

Total continuing	10,970,949	10,865,512	10,826,277	10,886,548	10,716,420
Allowance for loan losses	(219,566)	(247,551)	(255,412)	(280,589)	(288,003)

Total continuing, net	10,751,383	10,617,961	10,570,865	10,605,959	10,428,417

Liquidating Portfolio:
NCLC	1	1	1	1	1,246
Consumer	151,422	158,161	165,612	172,929	180,888

Total liquidating portfolio	151,423	158,162	165,613	172,930	182,134
Allowance for loan losses	(29,875)	(29,875)	(37,700)	(39,808)	(43,000)

Total liquidating, net	121,548	128,287	127,913	133,122	139,134

Total Loan Balances (average)	11,122,372	11,023,674	10,991,890	11,059,478	10,898,554
Allowance for loan losses	(249,441)	(277,426)	(293,112)	(320,397)	(331,003)

Loans, net	$10,872,931	$10,746,248	$10,698,778	$10,739,081	$10,567,551

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Nonperforming Assets (unaudited)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(Dollars in thousands)	2011	2011	2011	2011	2010

Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$27,884	$39,386	$46,327	$40,534	$34,366
Equipment financing	7,154	8,439	11,313	16,602	20,482
Asset based lending	1,880	5,126	3,650	5,062	7,832
Commercial real estate	32,197	42,461	38,794	47,095	51,991
Residential development	6,762	16,611	16,173	17,300	15,477
Residential mortgages	82,052	79,285	82,189	95,750	99,128
Consumer	25,059	24,228	24,674	31,722	34,575

Nonperforming loans - continuing portfolio	182,988	215,536	223,120	254,065	263,851

Liquidating Portfolio:
NCLC	—	—	—	—	—
Consumer	5,091	5,492	5,116	7,802	9,722

Nonperforming loans - liquidating portfolio	5,091	5,492	5,116	7,802	9,722

Total nonperforming loans	$188,079	$221,028	$228,236	$261,867	$273,573

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial non-mortgage	$1,961	$12,961	$13,577	$19,959	$20,033
Repossessed equipment	123	1,421	2,115	1,486	1,023
Asset based lending	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Residential development	—	—	—	—	—
Residential	1,947	3,343	4,772	5,056	5,794
Consumer	805	1,021	725	978	937

Total continuing	4,836	18,746	21,189	27,479	27,787

Liquidating Portfolio:
NCLC	132	171	659	1,003	444
Consumer	—	—	—	—	—

Total liquidating	132	171	659	1,003	444

Total other real estate owned and repossessed assets	$4,968	$18,917	$21,848	$28,482	$28,231

Total nonperforming assets	$193,047	$239,945	$250,084	$290,349	$301,804

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Past Due Loans (unaudited)

	Dec. 31,	Sept. 30	June 30,	March 31,	Dec. 31,
(Dollars in thousands)	2011	2011	2011	2011	2010

Past due 30-89 days:

Accruing loans:

Continuing Portfolio:
Commercial non-mortgage	$4,619	$7,428	$8,568	$8,746	$5,201
Equipment financing	4,800	5,054	7,155	10,520	7,937
Asset based lending	—	—	—	—	—
Commercial real estate	1,766	2,969	4,670	22,229	11,006
Residential development	—	664	500	—	194
Residential mortgages	24,361	23,730	18,631	19,080	21,513
Consumer	20,847	18,867	18,989	17,457	21,539

Past Due 30-89 days - continuing portfolio	56,393	58,712	58,513	78,032	67,390

Liquidating Portfolio:
NCLC	—	—	—	—	—
Consumer	4,538	4,653	6,134	5,966	6,128

Past Due 30-89 days - liquidating portfolio	4,538	4,653	6,134	5,966	6,128

Accruing loans past due 90 days or more	724	764	1,417	97	91

Total past due loans	$61,655	$64,129	$66,064	$84,095	$73,609

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Changes in the Allowance for Loan Losses (unaudited)

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(Dollars in thousands)	2011	2011	2011	2011	2010

Beginning balance	$257,352	$281,243	$297,948	$321,665	$340,341
Provision	2,500	5,000	5,000	10,000	15,000

Charge-offs continuing portfolio:
Commercial non-mortgage	6,684	11,311	4,911	10,611	4,955
Equipment financing	55	551	413	1,134	4,079
Asset based lending	2,150	3,317	450	500	1,500
Commercial real estate	7,768	3,377	3,765	7,169	5,466
Residential development	453	—	—	191	871
Residential mortgages	2,548	2,591	2,951	3,318	3,998
Consumer	7,551	8,874	8,843	10,354	9,732

Charge-offs continuing portfolio	27,209	30,021	21,333	33,277	30,601

Charge-offs liquidating portfolio:
NCLC	7	61	16	32	1,566
Consumer	3,958	3,734	5,049	4,634	5,004

Charge-offs liquidating portfolio	3,965	3,795	5,065	4,666	6,570

Total charge-offs	31,174	33,816	26,398	37,943	37,171

Recoveries continuing portfolio:
Commercial non-mortgage	1,215	858	1,150	487	824
Equipment financing	1,161	2,240	1,579	1,469	1,042
Asset based lending	195	273	171	929	94
Commercial real estate	96	36	406	—	—
Residential development	5	—	—	—	—
Residential mortgages	135	357	96	67	284
Consumer	1,721	998	1,079	1,086	971

Recoveries continuing portfolio	4,528	4,762	4,481	4,038	3,215

Recoveries liquidating portfolio:
NCLC	177	17	23	61	194
Consumer	104	146	189	127	86

Recoveries liquidating portfolio	281	163	212	188	280

Total recoveries	4,809	4,925	4,693	4,226	3,495

Total net charge-offs	26,365	28,891	21,705	33,717	33,676

Ending balance	$233,487	$257,352	$281,243	$297,948	$321,665

See Selected Financial Highlights for footnotes.